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                                                                   Exhibit 24(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 registering 500,000 shares of common stock pertaining to the 1989 Employee Stock Purchase Plan of Jacobs Engineering Group Inc. and to the incorporation by reference therein of our report dated November 4, 1998, with respect to the consolidated financial statements of Jacobs Engineering Group Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1998 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Los Angeles, California
February 25, 1999


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